UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 14, 2025

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

15000 Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, Valmont Industries, Inc. (“Valmont”) entered into a separation agreement with John T. Donahue specifying the terms of his separation, and the orderly transition of his duties and responsibilities. As previously reported, Mr. Donahue’s executive position was eliminated on April 29, 2025 and he transitioned to a non-executive advisor role with Valmont. Pursuant to the agreement, Mr. Donahue remains in the employ of Valmont until December 27, 2025. He agreed to confidentiality, cooperation and restrictive covenants as provided in the agreement. In consideration of the foregoing he continues to receive his base salary and health benefits until the end of his employment. Subject to conditions in the agreement, he will receive (i) cash severance according to Valmont’s general severance policy, equal to 20 weeks of his base salary plus one week for each year of his service (7 weeks), (ii) his previously awarded restricted stock units and stock options continue on the grant date terms to vest while he is employed (until December 27, 2025), and (iii) he continues to participate at his previously granted performance award levels on the grant date terms in Valmont’s 2025 short-term incentive plan and on a prorated basis (to December 27, 2025) in the 2023-2025, 2024-2026 and 2025-2027 long-term incentive plans. Payouts under the incentive plans, as determined by the level of achievement of the company’s performance goals, will be made no later than March 15, 2026. He is not eligible for any new incentive grants or awards. His restricted stock units and stock options that will not vest by December 27, 2025 will be forfeited. The foregoing summary is qualified by his separation agreement which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

On May 14, 2025, Valmont entered into a separation agreement with Diane M. Larkin specifying the terms of her separation, and the orderly transition of her duties and responsibilities. As previously reported, Ms. Larkin’s executive position was eliminated on April 29, 2025 and she transitioned to a non-executive advisor role with Valmont. Pursuant to the agreement, Ms. Larkin remains in the employ of Valmont until December 27, 2025. She agreed to confidentiality, cooperation and restrictive covenants as provided in the agreement. In consideration of the foregoing she continues to receive her base salary and health benefits until the end of her employment. Subject to conditions in the agreement, she will receive (i) cash severance according to Valmont’s general severance policy, equal to 20 weeks of her base salary plus one week for each year of his service (5 weeks), (ii) her previously awarded restricted stock units and stock options continue on the grant date terms to vest while she is employed (until December 27, 2025), and (iii) she continues to participate at her previously granted performance award levels on the grant date terms in Valmont’s 2025 short-term incentive plan and on a prorated basis (to December 27, 2025) in the 2023-2025, 2024-2026 and 2025-2027 long-term incentive plans. Payouts under the incentive plans, as determined by the level of achievement of the company’s performance goals, will be made no later than March 15, 2026. She is not eligible for any new incentive grants or awards. Her restricted stock units and stock options that will not vest by December 27, 2025 will be forfeited. The foregoing summary is qualified by her separation agreement which is filed herewith as Exhibit 10.2 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release between John T. Donahue and Valmont Industries, Inc. dated May 14, 2025.

10.2	Separation Agreement and Release between Diane M. Larkin and Valmont Industries, Inc. dated May 14, 2025.

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: May 16, 2025
	By:	/s/ Thomas Liguori
		Name:	Thomas Liguori
		Title:	Executive Vice President and Chief Financial Officer

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